UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    February 14, 2017 (February 14, 2017)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          oSoliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          oPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          oPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into Material Definitive Agreement

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02                      Termination of a Material Definitive Agreement.

As previously disclosed, on July 2, 2015, Humana Inc. (the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Aetna Inc., a Pennsylvania corporation (“Parent”), Echo Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub 1”), Echo Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Merger Sub 2”), and the Company, pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company would be merged with, and become a wholly-owned subsidiary of, the Parent.

Also as previously disclosed, effective as of December 21, 2016, the Company and Parent entered into a letter agreement extending the End Date (as defined in the Merger Agreement) of the Merger Agreement by each agreeing to waive until 11:59 p.m. (Eastern time) on February 15, 2017, its right to terminate the Merger Agreement due to a failure of the merger to have been completed on or before December 31, 2016.

The Parties entered into a mutual Termination Agreement (the “Termination Agreement”), as of February 14, 2017, under which the Parties agreed that the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered into pursuant thereto (collectively the “Transaction Documents”), were terminated, effective immediately.  Under the Termination Agreement, Parent agreed to pay the Company the Regulatory Termination Fee (as defined in the Merger Agreement) of $1.0 billion in cash within five business days of the date of the Termination Agreement.  The parties also agreed to release each other from any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees, however arising, in connection with, arising out of or related to the Transaction Documents or the transactions contemplated therein or thereby.

The Company has also terminated that certain Asset Purchase Agreement, dated as of August 2, 2016, between the Company and Molina Healthcare, Inc. (“Molina”), and will therefore pay the applicable termination fee plus the Company’s pro rata share of Molina’s transaction costs.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 7, 2015, and the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 7.01.      Regulation FD Disclosure.

On February 14, 2017, before the market opened, the Company issued a news release announcing the termination of the Merger Agreement and the entry into the Termination Agreement.

On February 14, 2017, after the market closed, the Company issued a news release regarding its strategy following the termination of the Merger Agreement, including financial projections for 2017.

A copy of each news release is furnished with this Form 8-K as Exhibits 99.1 and 99.2 and is incorporated by reference herein.  In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.                                          Description

10.1	Termination Letter, dated as of February 14, 2017, by and among Humana Inc., Aetna Inc., Echo Merger Sub, LLC and Echo Merger Sub, Inc.
99.1	Press Release
99.2	Press Release

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Cynthia H. Zipperle Cynthia H. Zipperle Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated:    February 14, 2017

INDEX TO EXHIBITS

Exhibit No.                                          Description

10.1	Termination Letter, dated as of February 14, 2017, by and among Humana Inc., Aetna Inc., Echo Merger Sub, LLC and Echo Merger Sub, Inc.
99.1	Press Release
99.2	Press Release